EXHIBIT 10.1

THIS LOAN AND SECURITY AGREEMENT IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF MAY ___, 2008, AMONG NPIL PHARMA INC., RXELITE, INC. AND CASTLERIGG MASTER INVESTMENTS LTD.

LOAN AND SECURITY AGREEMENT

THIS AGREEMENT, made this ___ day of May, 2008, is by and between NPIL PHARMA INC., a Delaware corporation (the “Lender”) and RXELITE, INC., a Delaware corporation (the “Borrower”).

RECITALS

Borrower has requested that the Lender make a term loan available to Borrower, and the Lender is willing to make such loan available to Borrower on the terms and conditions set forth in this Agreement.

SECTION 1. DEFINITIONS

As used herein:

“Accounts”, “Chattel Paper”, Documents”, “Equipment”, “General Intangibles”, “Inventory” and “Instruments” shall have the same respective meanings as are given to those terms in the UCC.

“Affiliates” means as to any Person (A) any Person which, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, or (B) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (A) above. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than twenty five percent (25%) of the outstanding shares of voting stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. In no event shall the Lender be deemed to be an Affiliate of the Borrower.

“Agreement” means this Loan and Security Agreement, as it may be amended, restated, renewed or extended from time to time.

“Borrower Distributions” means (i) any dividend or other distribution, whether in cash, in kind, or otherwise, on account of or with respect to, or (ii) the application of any funds, property or assets to the purchase, redemption or other retirement of, any of Borrower’s equity interests or any warrants, options or other rights with respect to any of Borrower’s equity interests.

“Business Day” means any day on which the state banks and national banking associations in New York, New York are open for the conduct of ordinary business.

“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Closing” means the valid execution and delivery of the Note, this Agreement, and the other Loan Documents to the Lender.

“Collateral” has the meaning set forth in Section 4.1.

“Constituent Documents” means, with respect to any Person, the governing legal documents of such Person, such as Person’s charter, certificate of incorporation, articles of organization, operating agreement, certificate of limited partnership, or Partnership Agreement.

“Default Rate” means a rate per annum equal to the Term Rate plus two percent (2%).

“Event of Default” has the meaning set forth in Section 8.1.

“Financial Statements” means any financial statements submitted to Lender in connection with the Loan.

“Financing Statements” means any one or more filings made pursuant to the UCC to perfect the security interests in the Collateral granted to Lender pursuant to Section 4 hereof.

“Fiscal Year” means, with respect to the Borrower, the calendar year period of January 1 through December 31.

“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time.

“Indebtedness” means, as to any Person, all items of indebtedness whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including without limitation:

(a) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

(b) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor;

(c) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

(d) All indebtedness incurred as the lessee of facilities, goods or services under leases that, in accordance with generally accepted accounting principles consistently applied, should be reflected on such Person’s balance sheet.

“Interest Rate” means the Term Rate.

“Laws” means all ordinances, statutes, rules, regulations, order, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court of similar entity established by any thereof.

“Loan” means the term loan in the amount equal to the Loan Commitment made to Borrower by Lender hereunder.

“Loan Commitment” means an amount equal to $3,000,000.00; provided that, so long as no Unmatured Default or Event of Default has occurred and is continuing and subject to Lender’s sole discretion, the Loan Commitment may be increased, upon the written request of Borrower, by $2,000,000.00; provided that the Loan Commitment shall at no time exceed $5,000,000.00.

“Loan Documents” means this Agreement, the Subordination Agreement, the Note and any other document executed or delivered by or on behalf of the Borrower evidencing or securing the Obligations.

“Loan Termination Date” means the earlier of (a) six (6) months after the maturity date of the Senior Notes, or (b) immediately after redemption of 100% of the Senior Note pursuant to the terms set forth in the Senior Note.

“Long Term Debt” means any Indebtedness which, by its terms, matures more than one (1) year from the date of any calculation thereof, and/or which is renewable or extendable at the option of the obligor to a date more than one (1) year from the date of such calculation.

“Material Adverse Change” means a material adverse change in the business or conditions (financial or otherwise) in the result of operations or prospects of the Borrower taken as a whole, or in the value of the Collateral.

“Material Adverse Effect” means, when referring to the taking of an action or the omission to take an action, that such action, if taken, or omission, would have a material adverse effect on the business, condition (financial or otherwise) results of operations or prospects of such Person, taken as a whole, or would materially impair the value of the Collateral.

“Minrad Contract” means that certain Exclusive Manufacturing and Distribution Agreement, dated as of June 9, 2004, by and between RxElite Holdings Inc. and Minrad International, Inc., as amended to date.

“Note” means one or more promissory notes substantially in the form of Exhibit A attached hereto, duly executed and delivered to Lender by Borrower, as the same may be renewed, extended or modified from time to time.

“Obligations” means all of the obligations of the Borrower:

(a) To pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all the Borrower’s other liabilities to the Lender hereunder, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extension, modifications, amendments, restatements and renewals thereof and substitutions therefor;

(b) To repay the Lender all amounts advanced by the Lender hereunder on behalf of the Borrower, including without limitation advances for overdrafts, principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

(c) To reimburse the Lender, on demand, for all of the Lender’s reasonable out-of-pocket expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (a) and (b), or any suits or claims against Lender whatsoever as a result of Lender’s execution of this Agreement and making of its Loan, all as more specifically set forth in Sections 9.4 and 9.7 hereof; and in addition, to reimburse the Lender for its expenses and reasonable attorneys’ fees in connection with the preparation, administration, amendment, modification or waiver of the Agreement and the other Loan Documents.

“Permitted Liens” means:

(a) Liens in favor of Lender;

(b) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not delinquent;

(c) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(d) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations in the ordinary course of business that are not delinquent;

(e) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(f) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operations of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

(g) Existing liens set forth or described on Schedule 5.6, attached hereto and made a part hereof, and renewals thereof;

(h) Statutory and common law landlord’s liens arising under any lease;

(i) The interests of lessees of any property of Borrower;

(j) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed; if Borrower has posted such security as may be required by Laws or as is reasonably satisfactory to Lender:

(i) Claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

(ii) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(iii) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

(iv) Adverse judgments on appeal;

(k) Purchase Money Liens securing Purchase Money Indebtedness incurred in compliance with Section 7.4; and

(l) Liens granted to Castlerigg Master Investments Ltd. (as collateral agent for the holders of the Senior Note) to secure the obligations of Borrower under the Senior Note and the other documents relating thereto.

“Person” means any individual, corporation, partnership, association, joint-stock company, estate, trust, unincorporated organization, limited liability company, joint venture, court or government or political subdivision or agency thereof.

“Purchase Money Indebtedness” means

(a) Indebtedness created to secure the payment of all or any part of the purchase price of any property,

(b) any Indebtedness incurred at the time of or within 30 days prior to or after the acquisition of any property for the purpose of financing all or any part of the purchase price thereof, and

(c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time of any such renewal, extension or refinancing.

“Purchase Money Lien” means any lien securing Purchase Money Indebtedness, but only if such lien shall at all times be confined solely to the property the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such lien.

“Records” means correspondence, memoranda, tapes, books, discs, paper, magnetic storage and other documents or information of any type, whether expressed in ordinary or machine language.

“Senior Note” means that certain senior secured promissory note, dated December 31, 2007, issued by the Borrower to Castlerigg Master Investments Ltd. in the principal amount of $10,500,000, as amended, restated or otherwise modified, including, without limitation, any replacement notes.

“Subordination Agreement” means that certain Subordination Agreement of even date herewith, by and among the Borrower, the Lender and Castlerigg Master Investments Ltd., as amended, restated or otherwise modified.

“Subsidiary” of a Person means any Person of which more than 50% of the outstanding voting securities or other equity interests in such Person shall, at the time of determination, be owned directly or indirectly through one or more Persons, and “Subsidiaries” means more than one of such Persons.

“Term Rate” means a fixed rate of interest equal to 15% per annum.

“Vaporizers” means those certain anesthetic vaporizers purchased after the date hereof and owned by Borrower with the proceeds of the Loan hereunder.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware, as it may be amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Delaware, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default

SECTION 2. THE LOAN.

Concurrently with the execution of this Agreement, Lender shall make the Loan available to Borrower under the following terms:

2.1 Loan. Upon the Closing Date, the Lender shall make available to Borrower a term loan with a principal amount of $3,000,000 to be paid at Closing. Amounts re-paid hereunder shall not be permitted to be re-borrowed.

2.2 Use of Proceeds. The Loan shall be used only for the purchase of the Vaporizers.

2.3 Term Note. The obligations of Borrower under the Loan shall be evidenced by one or more Notes in the form attached hereto as Exhibit A.

2.4 Interest Rates and Payments.

(a) Interest shall be charged and paid on the Loan from the date of the initial advance until the Loan is paid at the Term Rate.

(b) Interest shall be computed on the basis of a 360-day year counting the actual number of days elapsed, and shall be due and payable, subject to the Subordination Agreement, upon the earlier of (i) each December 31 occurring after the date hereof, or (ii), upon demand by the Lender.

(c) Notwithstanding the foregoing, upon the occurrence of an Event of Default and during the continuation thereof, interest may be charged at the Default Rate if the Lender so elects, regardless of whether the Lender has elected to exercise any other remedies under Section 8 hereof, including, without limitation, acceleration of the maturity of the outstanding principal of the Note. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default to the extent any right to cure is given.

(d) From time to time, the Lender shall send the Borrower statements of all amounts due hereunder which statements, absent manifest error, shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Lender to the contrary within one hundred eighty (180) days of its receipt of any statement to which it objects. All sums payable to the Lender hereunder shall be paid in immediately available funds prior to 12:00 noon eastern standard time on the date when such sums are due and payable. Any amounts received by the Lender after 12:00 noon eastern standard time on any Business Day shall be deemed to have been received on the next Business Day.

(e) Subject to Section 2.6, the entire principal balance of the Loan, together with all interest accrued thereon and all other amounts owing which constitute the Obligations, shall be due and payable in full on the earlier of (1) the Loan Termination Date, or (2) demand by the Lender.

(f) All agreements herein made are expressly limited so that in no event whatsoever shall the interest and loan charges agreed to be paid to the Lender for the use of the money advanced or to be advanced pursuant to this Agreement exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the Loan shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by the Lender that exceeds such maximum amounts shall be applied to the reduction of the principal balance of the Loan and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Loan exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between Borrower and the Lender with respect to the Loan.

2.5 Prepayment. Subject to the Subordination Agreement, the Borrower may, upon two (2) Business Day’s prior written notice to the Lender, prepay the Loan in whole or in part.

2.6 Subordination. Notwithstanding anything to the contrary herein, payment of the Obligations shall, to the extent set forth in the Subordination Agreement, be subordinate and junior in right of payment to the prior payment in full of all obligations under the Senior Note, the provisions of which Subordination Agreement are incorporated herein by reference and made a part hereof.

SECTION 3. CONDITIONS PRECEDENT

The obligation of the Lender to fund the Loan is subject to the following conditions precedent:

3.1 Conditions to Initial Advance. The Borrower shall have delivered to the Lender prior to the initial disbursement of the Loan the following:

(a) This Agreement;

(b) The Note;

(c) UCC-1 Financing Statement to be filed at the office of the Delaware Secretary of State and such other offices as Lender may require;

(d) Copies of the resolutions of the Board of Directors of the Borrower, certified by the Borrower’s secretary as of the date of Closing, authorizing the execution, delivery and performance of this Agreement and, as applicable, the Loan Documents and each other document to be delivered pursuant hereto;

(e) A copy, certified as of the most recent date practicable, by the Delaware Secretary of State of Borrower’s certificate of incorporation together with a certificate dated the date of the Closing of Borrower’s secretary to the effect that such documents have not been amended since the date of the Secretary of State’s certification;

(f) A copy of Borrower’s Bylaws certified by Borrower’s secretary as of the date of the Closing;

(g) A certificate dated as of the date of the Closing of the secretary of the Borrower as to the incumbency and signatures of its officers executing the Loan Documents;

(h) A Certificate, as of the most recent date practicable, of the Delaware Secretary of State as to the existence and good standing of Borrower;

(i) The Subordination Agreement, in form and substance satisfactory to Lender, executed by Borrower, Lender and Castlerigg Master Investments Ltd.

(j) A certificate, dated the date of the Closing, signed by the president, vice president, chief financial officer, or corporate controller of the Borrower to the effect that:

(i) The representations and warranties set forth within Section 5 are true as of the date of the Closing;

(ii) No Event of Default or Unmatured Default has occurred as of such date; and

(iii) All of the Loan Documents are in full force and effect.

3.2 Legal Matters. At the time of the Closing and thereafter, all legal matters incidental to the Loan shall be satisfactory to Lender and its counsel.

SECTION 4. COLLATERAL SECURITY

4.1 Composition of the Collateral. The property in which a security interest is granted pursuant to the provisions of Sections 4.2 and 4.3 shall constitute the “Collateral”. The Collateral, together with all of the Borrower’s other property of any kind, both real and personal, held by, assigned to, mortgaged to or conveyed in favor of the Lender, shall stand as one general, continuing collateral security for all Obligations and may be retained by the Lender until all Obligations have been satisfied in full.

4.2 Rights in Property Held by the Lender. As security for the prompt satisfaction of all Obligations, the Borrower hereby grants the Lender a lien on and a security interest in, all amounts that may be owing from time to time by the Lender to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower of any deposit or other account with the Lender, which lien and security interest shall be independent of any right of set-off which the Lender may have.

4.3 Rights in Property of the Borrower. As further security for the prompt satisfaction of all Obligations, the Borrower hereby grants the Lender a lien upon and security interest in all of the following, wherever located, whether now owned or hereafter acquired, together with all substitutions, replacements, improvements, accessions or appurtenances thereto, and proceeds (including, without limitation, insurance proceeds) thereof:

(a) Accounts;
(b)  Chattel Paper;
(c)  Documents;
(d)  Equipment;
(e)  General Intangibles;
(f)  Instruments;
(g)  Inventory; and
(h) All Records pertaining thereto or to any other Collateral; and
(i) any other personal property, whether tangible or intangible, now owned or hereafter acquired by Borrower.

4.4 Priority of Liens. The foregoing liens shall be first priority liens except for (a) liens with respect to the Senior Note, and (b) any Permitted Liens on assets which have priority or would have priority by the operation of Laws.

4.5 Financing Statements.

(a) The Borrower will pay or reimburse the Lender for all costs and taxes of filing or recording the same in such public offices as the Lender may designate, and reimburse the Lender for performing subsequent verification searches following Closing in each applicable jurisdiction.

(b) The Borrower hereby authorizes the Lender to file any Financing Statement and to perform all other acts that the Lender deems appropriate to perfect and continue the Lender’s security interest in, and to protect and preserve, the Collateral.

SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement, the Borrower represents and warrants to Lender as follows:

5.1 Due Organization and Qualification. Except as set forth on Schedule 5.1 hereto, the Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; the Borrower has no Subsidiaries; the Borrower has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary;

5.2 No Conflicting Agreement. The Borrower is not in default with respect to any existing Indebtedness, and the making and performance of the Loan Documents will not (immediately, or with the passage of time or the giving of notice, or both):

(a) Violate any provisions of the Constituent Documents of the Borrower, any provisions of any other documents related to the existing Indebtedness of Borrower (other than violations that have been waived in writing), or violate any Laws, or result in a default under any material contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; or

(b) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower except in favor of the Lender;

5.3 Capacity. The Borrower has the power and authority to enter into and perform the Loan Documents and to incur the Obligations herein and therein provided for, and have taken all action necessary to authorize the execution, delivery, and performance of the Loan Documents;

5.4 Binding Obligations. The Loan Documents are valid, binding, and enforceable in accordance with their respective terms subject to the general principles of equity (regardless of whether such question is considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, moratorium, fraudulent or preferential conveyance and other similar laws affecting generally the enforcement of creditors’ rights;

5.5 Litigation. Except as set forth on Schedule 5.5 hereto, there is no pending or, to Borrower’s knowledge, threatened order, notice, claim, litigation, proceeding or investigation against or affecting the Borrower that could reasonably be expected to result in a Material Adverse Effect;

5.6 Title. Except as set forth on Schedule 5.6 hereto, the Borrower has good and marketable title to all of its assets, subject to no security interest, encumbrance or lien, or the claims of any other Person except for Permitted Liens and other liens securing Indebtedness, in the aggregate, of less than $10,000;

5.7 Financial Statements. The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP consistently applied, and fully and fairly present (subject, in the case of interim Financial Statements to normal, year-end adjustments and the absence of notes) the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there has been no Material Adverse Change from December 31, 2007 to the date hereof;

5.8 Licenses; Compliance with Laws. Except to the extent that the failure to comply would not result in a Material Adverse Effect, the Borrower, has complied with all applicable Laws with respect to: (1) any licenses, restrictions, specifications, or other requirement pertaining to services that the Borrower performs; (2) the conduct of its business; (3) the use, maintenance, and operation of the real and personal properties owned or leased by it; and (4) health, safety, worker’s compensation, and equal employment opportunity;

5.9 Consents; Governmental Approvals. Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower in connection with the execution and delivery of the Loan Documents or the undertaking or performance of any obligation thereunder has been duly obtained or effected; further, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Borrower of any Loan Documents to which it is or will be a party, except for approvals which have been obtained and are in full force and effect;

5.10 Survival. All of the representations and warranties set forth in Section 5 shall be true and correct when made and shall survive until all Obligations are satisfied in full.

SECTION 6. AFFIRMATIVE COVENANTS

The Borrower hereby covenants as follows:

6.1 Use of Proceeds. The Borrower will use the proceeds of the Loan only for the purposes permitted in Section 2.2, and will furnish the Lender such evidence as it may reasonably require with respect to such use.

6.2 Financial Statements and Reports. The Borrower will furnish the Lender:

(a) As soon as available and in any event within 90 days after the end of each Fiscal Year of Borrower: (i) statements of cash flows of the Borrower for such Fiscal Year; (ii) income statements of the Borrower for such Fiscal Year; and (iii) balance sheets of the Borrower as of the end of such Fiscal Year - all in reasonable detail, setting forth the corresponding figures as at the end of and for the previous year, including supporting schedules, and audited by independent public accountants of recognized standing, selected by Borrower and reasonably satisfactory to Lender, and prepared in accordance with GAAP;

(b) As soon as available and in any event within 45 days after the close of each of the first three fiscal quarters of each Fiscal Year of the Borrower: (i) statements of cash flows of the Borrower for such year-to-date period; (ii) income statements of the Borrower for such quarterly period; and (iii) balance sheets of the Borrower as of the end of such quarterly period - all in reasonable detail, subject to year-end audit adjustments and certified by the president or principal financial officer of the Borrower to have been prepared in accordance with GAAP consistently applied, except for any inconsistencies explained in such certificate;

(c) As soon as available and in any event within 30 days after the close of each month in each Fiscal Year of Borrower: (i) statements of cash flows of the Borrower for such year-to-date period; (ii) income statements of the Borrower for such monthly period; and (iii) balance sheets of the Borrower as of the end of such monthly period - all in reasonable detail, subject to year-end audit adjustments and certified by the president or principal financial officer of the Borrower to have been prepared in accordance with GAAP consistently applied, except for any inconsistencies explained in such certificate;

(d) Contemporaneously with the delivery of the financial statements referred to in paragraphs (a), (b) and (c) above, a certificate of the president or chief financial officer of the Borrower stating that: (i) such officer has individually reviewed the provisions of this Agreement; (ii) a review of the activities of the Borrower during such reporting period has been made by such officer or under such officer’s supervision, with a view to determining whether the Borrower has fulfilled its obligations under this Agreement; and (iii) to the best of such officers’ knowledge after a reasonable investigation, the Borrower has observed and performed each undertaking contained in this Agreement and is not in default in the observance or performance of any of the provisions hereof or, if the Borrower shall be so in default, specifying all such defaults and events of which such officer may have knowledge;

(e) Immediately upon receipt of the same by Borrower, copies of all management letters and any other reports which are submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the Records of the Borrower by such accountants;

(f) On or before April 30 of each year, a proforma budget (including both projected maintenance Capital Expenditures and other Capital Expenditures) for such Fiscal Year, in form reasonably satisfactory to the Lender; and

(g) From time to time such additional information regarding the financial condition or business of the Borrower as the Lender may reasonably request.

6.3 Taxes; Copies of Returns. The Borrower will pay, prior to delinquency, all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold or pay over, except where contested in good faith by appropriate proceedings with adequate security therefor having been set aside in a manner satisfactory to Lender. The Borrower will pay or cause to be paid, all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent. Within ten (10) days of Lender’s request therefor, the Borrower will furnish the Lender with copies of federal income tax returns filed.

6.4 Records and Inspection. The Borrower will, upon the request by the Lender, make available during regular business hours any of its business Records for inspection by duly authorized representatives of the Lender, and will furnish the Lender any information regarding their business affairs and financial condition within a reasonable time after written request therefor.

6.5 Maintenance of Existence; Compliance with Laws; Licenses. The Borrower will take all necessary steps to renew, keep in full force and effect, and preserve their corporate existence, good standing, and franchises, and will comply in all respects with all present and future Laws applicable to them except to the extent that a failure to do so would not have or cause to occur a Material Adverse Effect.

6.6 Ordinary Course; Pledge of Notes. The Borrower will keep accurate and complete Records of its Accounts, consistent with sound business practices. The Borrower will collect its Accounts only in the ordinary course of business.

6.7 Notice of Default. The Borrower will notify Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could reasonably be expected to become an Event of Default, or of the failure of the Borrower to observe any of its undertakings hereunder.

6.8 Notice of Name Change or State of Incorporation. The Borrower will notify Lender, with a copy to Castlerigg Master Investments Ltd., thirty (30) days in advance of any change in (i) the name of the Borrower, or (ii) any change in the state of incorporation of Borrower. Prior to establishing any new place of business, if requested by Lender, Borrower will deliver to Lender a landlord’s agreement in form and substance satisfactory to Lender.

6.9 Exclusivity. In further consideration for the execution of this Agreement by Lender and as an inducement for the Lender to make the Loan available to Borrower, during the period of time that the Loan is outstanding, Borrower agrees that Borrower shall notify the Lender of any Proposed Equity Offering (as defined below), at the time such proposal is made but in no event less than fifteen (15) days prior to the closing of such Proposed Equity Offering. Subject to the right of first refusal granted to Castlerigg Master Investments, Ltd. pursuant to Section 4(o)(iii) of that certain Securities Purchase Agreement, dated as of December 31, 2007 (the “Securities Purchase Agreement”), the Lender shall have the right to purchase up to 100% of the shares not purchased by Castlerigg Master Investments, Ltd. on the same terms and conditions as offered in the Proposed Equity Offering. If the Lender does not respond within 15 business days of being notified of such a Proposed Equity Offering, or declines to purchase all or a portion of such securities, then that portion which is not purchased by Lender may be offered to other parties on terms no less favorable to the Borrower for a period of 120 calendar days.

In addition, subject to the provisions contained in Section 4(o)(ii) of the Securities Purchase Agreement and the provisions contained in that certain Registration Rights Agreement dated as of December 31, 2007 by and between the Borrower and Castlerigg Master Investments, Ltd., the Borrower will grant the Lender any rights of first refusal or registration rights granted to subsequent purchasers of the Borrower’s equity securities to the extent that such subsequent rights are superior, in good faith judgment of the Lender, to those granted in connection with this Agreement.

Proposed Equity Offering shall mean an offering by the Borrower of (a) shares of common stock or preferred stock (whether now authorized or hereafter authorized and issued in any context), (b) shares of common stock issued or issuable upon conversion of any preferred stock, or (c) shares of common stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Borrower, to any party. Notwithstanding the foregoing, a Proposed Equity Offering shall not include securities issued: (a) pursuant to any compensatory stock or option plan duly adopted for such purpose by the members of the board of directors of the Borrower, (b) upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock of the Borrower issued and outstanding on the date of this Agreement, (c) pursuant to strategic acquisitions or (d) to secure equipment financing.

6.10 Covenant to Negotiate in Good Faith. In further consideration for the execution of this Agreement by Lender and as an inducement for the Lender to make the Loan available to Borrower, Borrower agrees to negotiate with Lender, in good faith, additional terms with respect to Lender’s investment in the Borrower, subject to the rights of the holder of the Senior Note.

SECTION 7. NEGATIVE COVENANTS

Borrower hereby covenants and agrees as follows:

7.1 Merger or Reorganization. Borrower will not enter into any merger, consolidation, reorganization or recapitalization except as permitted under the Senior Note as in effect on the date hereof.

7.2 Sale of Assets. Except as otherwise permitted under the Senior Note, Borrower will not sell, transfer, lease or otherwise dispose of all or any material part of its assets; provided, however, that Borrower may in the ordinary course of business (i) replace damaged, obsolete or worn Equipment with Equipment of similar value and use, or (ii) dispose of assets representing no more than 5% of its consolidated total assets.

7.3 Encumbrances. The Borrower will not: (1) mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens, or (2) except for any restrictions set forth in the Senior Notes, covenant or agree with any Person other than the Lender not to mortgage, pledge, or grant a security-interest in or a lien upon its assets; provided that Borrower may make such covenant or agreement with respect to assets securing Purchase Money Indebtedness or Capitalized Lease Obligations incurred in accordance with Section 7.4 of this Agreement.

7.4 Debts and Other Obligations. The Borrower will not incur, create, assume, or permit to exist any Indebtedness except: (1) the Loan, (2) Indebtedness evidenced by the Senior Note, (3) trade Indebtedness incurred in the ordinary course of business; (4) Indebtedness secured by Permitted Liens; and (5) Capitalized Lease Obligations and/or Purchase Money Indebtedness to the extent permitted under the Senior Notes. Except for the Senior Notes, Borrower will not prepay, in whole or in part, any existing Indebtedness of the Borrower if at the time such payment is due or is otherwise made, or after giving effect to such payment, an event constituting an Unmatured Default or Event of Default has occurred and is continuing.

7.5 Borrower Distributions. The Borrower will not make any Borrower Distributions without the prior express written consent of the Lender, other than (i) as otherwise required under the Senior Note, and (ii) the redemption of up to 350,000 shares of common stock held by former holders of the Series A Preferred Stock of RxElite Holdings Inc. that is due within fifty (50) days of December 31, 2008 at a redemption price of $4.00 per share, until payment in full of all Obligations of the Borrower outstanding pursuant to the Loan Documents.

SECTION 8. DEFAULT

8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a) The Borrower shall fail to pay within one (1) Business Day of the date when due any installment of principal or interest payable hereunder, or shall fail to pay within two (2) Business Days of written notice any fee payable hereunder.

(b) The Borrower shall fail to observe or perform any obligation or covenant to be observed or performed by it, jointly or severally, under any of the Loan Documents; provided, however, if such failure is not related to the breach of any negative covenant in Section 7 of this Agreement, Borrower shall have fifteen (15) days after such Person’s knowledge of such breach to cure or cause to be cured such failure.

(c) The Borrower shall fail to pay any Indebtedness for borrowed money (whether direct or indirect, including guarantees of borrowed money due from Subsidiaries) due any Person other than Lender and such failure shall continue beyond any applicable grace period and shall equal or exceed, either individually or in the aggregate, $100,000.00 in amount.

(d) A Material Adverse Effect shall result from any breach of or event of default arising under any agreement binding the Borrower, as determined by Lender in its reasonable discretion.

(e) Any financial statement, representation, warranty or certificate made or furnished by Borrower in connection with this Agreement or the Loan, or as inducement to the Lender to enter into this Agreement, or in any separate statement or document to be delivered hereunder to the Lender, shall be materially false, incorrect, or incomplete when made, in light of the circumstances under which it was made.

(f) The Borrower shall admit its inability to pay debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.

(g) Proceedings in bankruptcy, or for reorganization of Borrower or for the readjustment of any of its debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by the Borrower or shall be commenced against the Borrower and not dismissed within thirty (30) days of such an involuntary filing.

(h) A receiver or trustee shall be appointed for the Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower.

(i) The Borrower shall discontinue its business or materially change the nature of its business.

(j) A judgment creditor of the Borrower shall obtain possession of any Collateral or other assets by any means, including, but without limitation, levy, distraint, replevin or self-help.

(k) Any proceeding shall be instituted against the Borrower, which is likely (taking into account the probability of an adverse determination and the exhausting of all appeals) to have a Material Adverse Effect, as determined by Lender in its reasonable discretion.

(l) The Borrower shall default beyond any applicable grace period in any other Indebtedness (excluding the Obligations) owed to the Lender, or any of them, or under any other agreements for credit or borrowed money it may have with Lender, jointly or severally, directly or indirectly, whether matured or unmatured.

(m) RxElite Holdings Inc. or any other party to the Minrad Contract defaults thereunder or the Minrad Contract is terminated.

8.2 Acceleration. Upon the occurrence of any of such Events of Default, the Lender may, at its option, immediately terminate the obligation to make any further advances and/or declare the principal and interest accrued on the Note and all other Obligations to be immediately due and payable, whereupon, subject to the terms of the Subordination Agreement, the same shall become forthwith due and payable, without presentment, demand, protest, or any notice of any kind except as set forth above; provided, that in the case of the Events of Default specified in clause (f), (g) or (h) above with respect to Borrower, without any notice to Borrower or any act by the Lender, the Note and all other Obligations shall, subject to the terms of the Subordination Agreement, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower. In addition, and regardless of whether the Note has been accelerated, the Lender may upon the occurrence of any Event of Default elect to charge interest at the Default Rate set forth in the Note.

8.3 Remedies. After any acceleration, as provided for in Section 8.2, the Lender, subject to the terms of the Subordination Agreement, shall have, in addition to the rights and remedies given it by the Loan Documents, all those allowed by all applicable Laws, including, but without limitation, the UCC as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, the Lender may, subject to the terms of the Subordination Agreement, immediately, without demand of performance and without other notice (except as specifically required by the Loan Documents) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale, in any manner and at any location authorized by Laws, or otherwise realize upon, the whole, or, from time to time, any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), the Lender shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as the Lender shall designate. At any such sale or other disposition, the Lender may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby expressly waived and released.

Without limiting the generality of any of the rights and remedies conferred upon the Lender under this Section 8.3, the Lender may, to the full extent permitted by applicable Laws and subject to the terms of the Subordination Agreement:

(a) Enter upon the premises of the Borrower, exclude therefrom the Borrower, any Subsidiary or any officer or employee thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary and lawful self-help to do so;

(b) At the Lender’s option, use, operate, manage and control the Collateral in any lawful manner;

(c) Collect and receive all receivables, rents, income, revenue, earnings, issues and profits therefrom; and

(d) Maintain, repair, renovate, alter or remove the Collateral as the Lender may determine in its discretion.

SECTION 9. MISCELLANEOUS

9.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Lender, all of which shall be construed as complementary to each other; provided, in the event of any inconsistency, the provisions of this Agreement shall control. Nothing herein contained shall prevent the Lender from enforcing any or all other notes, guaranties, pledge or security agreements in accordance with their respective terms.

9.2 Further Assurance. From time to time, the Borrower will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the Borrower’s operations, business and condition

9.3 Enforcement and Waiver by the Lender. The Lender shall have the right at all times to enforce the provisions of the Loan Documents in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce their rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Lender is cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

9.4 Expenses of the Lender. The Borrower will, on demand, reimburse the Lender for all out-of-pocket expenses, including the reasonable fees and expenses of legal counsel for the Lender, incurred by the Lender in connection with the preparation, administration, amendment, modification, or enforcement of the Loan Documents and the collection or attempted collection of the Note.

9.5 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered when delivered in person, or when sent by certified mail, postage prepaid, return receipt requested, by overnight courier service, or by facsimile to the address and/or telecopy number as follows, unless such address or number is changed by written notice hereunder.

(a) If to the Borrower:	RxElite, Inc.
1404 North Main Street, Suite 200
Meridian, Idaho 83642
Attn: Jonathan Houssian
Telecopy: (208) 288-1191

with a copy (which shall not constitute notice) to:	Haynes and Boone, LLP
153 East 53rd Street, Suite 4900
New York, New York 10022
Attn: Harvey J. Kesner, Esq.
Telecopy: (212) 918-8989

(b) If to the Lender:	NPIL Pharma Inc.
379 Thornall Street, 1st Floor Alfieri Building Edison, New Jersey 08837 Attn: R. Ananthanarayanan, President Telecopy: 732-388-4013 Telephone: 732-549-9451

with a copy (which shall not constitute notice) to:	Ashurst LLP
Broadwalk House 5 Appold Street London EC2A 2HA UK Attention: Andrew Edge Telecopy: +44 (0)20 7638 1112

with a copy (which shall not constitute notice) to:	Waller Lansden Dortch & Davis LLP
511 Union Street, Suite 2700 Nashville, Tennessee 37219 Attention: Robert L. Harris Jessica Green Gichner Telecopy: (615) 244-6804

9.6 Waiver and Release. To the maximum extent permitted by applicable Laws, the Borrower:

(a)  Waives: (1) protest of all commercial paper at any time held by the Lender on which the Borrower is in any way liable; and (2) notice and opportunity to be heard, after acceleration in the manner provided in Section 8.2, before exercise by the Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Lender; and

(b) Releases the Lender, and its officers, directors, attorneys, employees, and agents from all claims for loss or damage caused by any act or omission on the part of any of them except for gross negligence, recklessness or willful misconduct.

9.7 Indemnification. Borrower hereby indemnifies and holds the Lender, and its officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements, incurred by the Lender as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of the Loan Documents or any instrument contemplated therein, except for the Lender’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such liabilities and costs permitted under applicable Laws.

9.8 Applicable Laws. The Laws of the State of Delaware, other than its conflicts of laws rules, shall govern the construction and interpretation of this Agreement and the validity and enforceability of this Agreement, and of its provisions and the transactions pursuant to this Agreement.

9.9 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Lender. This Agreement and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties, and supersede all prior agreements and understandings among the parties hereto. This Agreement may be amended only by a writing signed on behalf of each party.

9.10 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

9.11 Counterparts. This Agreement may be executed by the parties independently in any number of counterparts, all of which together shall constitute but one and the same instrument which is valid and effective as if all parties had executed the same counterpart.

9.12 Venue. It is agreed that venue for any action arising in connection with this Agreement or the Obligations secured hereby shall lie exclusively with courts sitting in the State of Delaware, unless the Lender otherwise agrees in writing.

9.13 Right of Setoff. Borrower acknowledges that Lender shall retain its common law right of setoff with respect to any of the Obligations.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

RXELITE, INC.

BY:___________________________________

TITLE:_________________________________

LENDER:
NPIL PHARMA INC.

BY:__________________________________

TITLE:________________________________